UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 28, 2022

Idera Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation)	001-31918 (Commission File Number)	04-1187261 (I.R.S. Employer Identification No.)

505 Eagleview Blvd., Suite 212
Exton, Pennsylvania 19341
(Address of principal executive offices)

Registrant’s telephone number, including area code (484) 348-1600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value	IDRA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On September 28, 2022 (the “Effective Date”), Idera Pharmaceuticals, Inc., a Delaware corporation (“Idera”), acquired Aceragen, Inc., a Delaware corporation (“Aceragen”), in accordance with the terms of the Agreement and Plan of Merger, dated as of the Effective Date (the “Merger Agreement”), by and among Idera, Bell Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Idera (“First Merger Sub”), Bell Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Idera (“Second Merger Sub”), and Aceragen. Pursuant to the Merger Agreement, First Merger Sub merged with and into Aceragen, pursuant to which Aceragen was the surviving corporation and became a wholly owned subsidiary of Idera (the “First Merger”). Immediately following the First Merger, Aceragen merged with and into Second Merger Sub, pursuant to which Second Merger Sub was the surviving entity (together with the First Merger, the “Merger”). The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

Under the terms of the Merger Agreement, at the closing of the Merger, Idera issued to the common stockholders of Aceragen (the “Target Stockholders”) 7,677,411 shares of the common stock of Idera, par value $0.001 per share (“Common Stock”) and 80,656 shares of Series Z Non-Voting Convertible Preferred Stock, par value $0.01 per share (the “Series Z Preferred Stock”), each share of which is convertible into 1,000 shares of Common Stock (subject to certain conditions as described below). Under the terms of the Merger Agreement, at the closing of the Merger, Idera also issued to NovaQuest Co-Investment Fund XV, L.P., a Delaware limited partnership and stockholder of Aceragen (“NovaQuest”), five (5) shares of Series X Non-Voting Preferred Stock, par value $0.01 per share (the “Series X Preferred Stock” and, together with the Series Z Preferred Stock and the Common Stock, the “Securities”). Under the terms of the Merger Agreement, all options to purchase or acquire shares of Aceragen held by Continuing Employees (as defined in the Merger Agreement) and all issued and outstanding warrants to purchase shares of Aceragen’s capital stock were assumed by Idera and converted into options or warrants to purchase shares of Common Stock and Series Z Preferred Stock of Idera on the same terms and conditions as applied to such options and warrants immediately prior to the Merger (but with such changes as Idera in good faith determined were necessary to reflect such assumption and conversion). Following the closing of the Merger, Idera had 62,296,918 shares of Common Stock issued and outstanding.

Reference is made to the discussion of the Series Z Preferred Stock and the Series X Preferred Stock in Item 5.03 of this Current Report on Form 8-K, which is incorporated into this Item 1.01 by reference.

Certain shares of Common Stock outstanding immediately after the Merger are held by Target Stockholders subject to lock-up restrictions, pursuant to which such stockholders have agreed, except in limited circumstances, not to sell or transfer, or engage in swap or similar transactions with respect to, shares of the Common Stock, including, as applicable, shares received in the Merger, for a period of 180 days following the closing of the Merger.

Pursuant to the Merger Agreement, Idera has agreed to hold a stockholders’ meeting (the “Special Meeting”) to submit the following matters to its stockholders for their consideration: (i) the approval of the conversion of the Series Z Preferred Stock into shares of Common Stock in accordance with Nasdaq Listing Rule 5635(a) (the “Conversion Proposal”); (ii) the approval of an amendment to the certificate of incorporation of Idera to authorize sufficient shares of Common Stock for the conversion of the Series Z Preferred Stock issued pursuant to the Merger Agreement (the “Charter Amendment Proposal”); and (iii) the approval to effect a reverse stock split of all of Idera’s issued and outstanding shares of Common Stock (the “Reverse Stock Split Proposal” and, together with the Conversion Proposal and the Charter Amendment Proposal, the “Merger Agreement Meeting Proposals”). As further described below, in connection with the Term Sheet (defined below) Idera will also ask its stockholders at the Special Meeting to consider approving the issuance of Common Stock in connection with certain Convertible Notes (defined below) that Idera expects to issue to certain former stockholders of Arrevus, Inc. (as described below). In connection with these matters, Idera intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant materials.

Prior to the Effective Date, the Board of Directors of Idera (the “Board”) unanimously approved the Merger Agreement and the related transactions, and the consummation of the Merger was not subject to approval of Idera stockholders.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Idera or Aceragen. The Merger Agreement contains representations, warranties and covenants that Idera and Aceragen made to each other as of specific dates. The assertions embodied in those representations, warranties and covenants were made solely for purposes of the Merger Agreement between Idera and Aceragen and may be subject to important qualifications and limitations agreed to by Idera and Aceragen in connection with negotiating its terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or security holders, or may have been used for the purpose of allocating risk between Idera and Aceragen rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Idera’s public disclosures. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

Lock-up Agreements

Concurrently and in connection with the execution of the Merger Agreement, certain Aceragen and Idera stockholders as of immediately prior to the Merger, and the directors and officers of Idera (solely in their capacity as stockholders) as of immediately following the Merger, entered into lock-up agreements with Idera and Aceragen, pursuant to which each such stockholder will be subject to a 180 day lockup on the sale or transfer of shares of Common Stock or securities convertible into or exercisable for or exchangeable for Common Stock held by each such stockholder at the closing of the Merger, including those shares received by Aceragen stockholders in the Merger (the “Lock-up Agreements”), except that Pillar Partners Foundation, L.P. and its affiliates (“Pillar Partners”) shall have the right to sell up to 450,000 shares of Common Stock in between Effective Date and the Special Meeting and shall have the right to pledge certain of its shares of Common Stock.

The foregoing description of the Lock-up Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Lock-up Agreement, which is provided as Exhibit B to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Support Agreements

In connection with the execution of the Merger Agreement, Idera and Aceragen entered into stockholder support agreements (the “Support Agreements”) with Idera’s directors and officers (solely in their capacity as stockholders) and certain Idera stockholders as of immediately prior to the Merger. The Support Agreements provide that, among other things, each of the stockholders has agreed to vote or cause to be voted all of the shares of Common Stock owned by such stockholder as of the date of the Special Meeting in favor of the Merger Agreement Meeting Proposals at the Special Meeting to be held in connection therewith. The Support Agreement with Pillar Partners also contains an exception allowing Pillar Partners to sell up to 450,000 shares of Common Stock in between Effective Date and the Special Meeting.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Support Agreement, which is provided as Exhibit C to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Deferral of Aceragen Payments and Entry into Binding Term Sheet

On the Effective Date, immediately following the closing of the Merger, Aceragen entered into a binding term sheet (the “Term Sheet”) with the representative of certain former stockholders of Arrevus, Inc. (the “Former Stockholders”) pursuant to which Aceragen and the Former Stockholders agreed to defer certain payments owed by Aceragen to the Former Stockholders under that certain Agreement and Plan of Merger, dated October 18, 2021, by and among Aceragen, Arrevus, Inc., and their respective affiliates, in an aggregate amount of $6,300,000 (the “Deferred Payments”) until October 24, 2023. The Deferred Payments will bear annual interest at 12%, paid quarterly beginning on April 1, 2023. Aceragen may prepay the Deferred Payments at any time, subject to payment in full in cash of the Deferred Payments, plus accrued interest up until the date of such prepayment. Any prepayment of the Deferred Payments must be made on a pro-rata basis among the holders of the Convertible Notes (as defined below) in proportion to their respective shares of the Deferred Payments; provided that prior to any such prepayment, the holder of each Convertible Note shall be given written notice thereof and the option to convert the principal balance into shares of Common Stock pursuant to the terms of the Convertible Note.

The Term Sheet provides that the Deferred Payments will be memorialized in an unsecured promissory note to be issued by Idera, pursuant to which each Former Stockholder will have the right to convert such Former Stockholder’s portion of its right to receive the Deferred Payments into shares of Common Stock (the “Convertible Notes”), provided that issuance of any Common Stock in a subsequent conversion is expressly contingent on approval by Idera’s stockholders of the issuance of the Common Stock underlying the Convertible Notes, which shall be contingent on approval of the Charter Amendment Proposal and the Reverse Stock Split Proposal by Idera’s stockholders at the Special Meeting. The Term Sheet further provides that Idera will provide customary registration rights for such converted Common Stock. Aceragen, Idera, and the Former Stockholder expect to enter into definitive agreements with respect to the Convertible Notes as soon as practicable following the Effective Date, which definitive agreements are expected to replace and supersede the Term Sheet.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On the Effective Date, Idera completed its business combination with Aceragen. The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Merger Agreement, Idera issued shares of Common Stock and Series Z Preferred Stock to the Target Stockholders and shares of Series X Preferred Stock to NovaQuest. Such issuances were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof and Regulation D promulgated thereunder. The information contained in Items 1.01, 2.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. Each of the Target Stockholders and NovaQuest represented that it was an “accredited investor,” as defined in Regulation D, and is acquiring the Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Securities have not been registered under the Securities Act and such Securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock any preferred stock or any other securities of Idera.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Vincent Milano

Resignation as CEO and Appointment as Chair of the Board

As of the Effective Date, the Board approved the appointment of Vincent Milano, age 58, to serve as a non-employee Chair of the Board pursuant to board resolutions approving such appointment. Immediately prior to his appointment as Chair of the Board, Mr. Milano resigned as Idera’s President and Chief Executive Officer (“CEO”), a position he had held since 2014. Mr. Milano has served as a member of the Board since 2014.

Mr. Milano has no family relationship with any of the executive officers or directors of Idera. There are no arrangements or understandings between Mr. Milano and any other person pursuant to which he was appointed as a non-employee member of the Board.

Vincent Milano Employee Separation Agreement

On and effective as of the Effective Date, Idera entered into an employee separation agreement with Mr. Milano (the “Milano Separation Agreement”). Pursuant to the Milano Separation Agreement, Mr. Milano has transitioned from CEO to the role of non-employee Chair of the Board as described above and will receive (a) any earned and unpaid base salary through the Effective Date; (b) any earned and unpaid annual incentive cash bonus payable with respect to any fiscal year which ended prior to the Effective Date; (c) any accrued but unused personal time off days; (d) reimbursement for any outstanding expenses for which Mr. Milano have not been reimbursed and which are authorized and (e) any vested benefits under Idera’s employee benefit plans in accordance with the terms of such plans, as accrued through the Effective Date (collectively, the “Accrued Obligations”). The Accrued Obligations shall be paid following the Effective Date at such times and in accordance with such plans and policies as would normally apply to such amounts or benefits.

In addition, provided that Mr. Milano does not revoke the Milano Separation Agreement (including the general release of claims in favor of Idera as set forth therein) and Mr. Milano continues to comply with the restrictive covenants incorporated into the Milano Separation Agreement, Mr. Milano will receive (i) a cash payment of $225,000, representing a prorated portion of the 2022 calendar year annual cash incentive award, at target, based on the period Mr. Milano was employed through the Effective Date (to be paid in a lump sum within thirty days following the Effective Date); (ii) $606,357, payable in substantially equal installments in accordance with Idera’s payroll practices, over the twelve months following the Effective Date starting with the first payroll date following such date; and (iii) fully vested shares of Common Stock with a value of $800,000, based on the volume-weighted average price of Common Stock on the twenty days prior to the grant date, as soon as practicable, but in no event more than thirty (30) days following the approval of the Charter Amendment Proposal and the Reverse Stock Split Proposal.

The foregoing description of the Milano Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Milano Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Appointment of Chief Executive Officer

Effective as of the Effective Date, the Board has approved the appointment of John Taylor, age 52, as CEO of Idera.

Previously, Mr. Taylor was the Co-Founder, President and CEO of Aceragen, a rare disease biopharmaceutical company, as well as a member of Aceragen’s board of directors from January 2021 to September 2022. Prior to Aceragen, Mr. Taylor co-founded and was President and CEO of Spyryx Biosciences, a company developing inhaled peptides as a treatment for cystic fibrosis, between 2013 and February 2018. Prior to co-founding Spyryx Biosciences, from 2009 to 2013 Mr. Taylor held the position of Vice President, Corporate Development with Synageva BioPharma, a biotechnology company developing enzyme replacement therapies for untreated lysosomal storage disorders. Prior to that, from 2008 to 2009 Mr. Taylor was the Vice President of Business Development for Javelin Pharmaceuticals, a company engaged in developing and marketing products for pain management, and, from 2003 to 2008, a senior business development leader with Eurand Pharmaceuticals, a global specialty pharmaceutical company. Mr. Taylor holds a B.S. in biological sciences from Clemson University and a M.S. in technology management from the University of Pennsylvania.

Mr. Taylor is the son-in-law of Andy Jordan, who was appointed the Chief Strategy Officer of Idera as of the Effective Date. There are no arrangements or understandings between Mr. Taylor and any other person pursuant to which he was appointed as an officer of Idera.

Taylor Employment Agreement

In connection with the Merger, Mr. Taylor’s “at will” employment agreement with Aceragen (the “Taylor Employment Agreement”), dated February 25, 2021, was assumed by Idera on the same terms as entered into by Aceragen except as otherwise described herein. Pursuant to certain approvals by Aceragen prior to the Merger, Mr. Taylor’s annual base salary was increased to $450,000, effective as of the Effective Date. In addition, Mr. Taylor is eligible for a discretionary annual incentive bonus, which will be determined by the Board. Additionally, the target bonus will be fifty percent (50%) of Mr. Taylor’s annual base salary. All other terms of the Taylor Employment Agreement will remain the same.

Pursuant to the Taylor Employment Agreement, if Idera terminates Mr. Taylor’s employment for any reason other than Cause or Permanent Disability (each as defined by the Taylor Employment Agreement) (such termination, a “Taylor Separation”), provided that Mr. Taylor returns all company property in his possession and executes a general release of claims in favor of Idera, Mr. Taylor will be entitled to severance benefits in the form of (i) continued payment of his base salary for a period of up to twelve (12) months from the date of Taylor Separation; (ii) if Mr. Taylor elects to continue his health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), payment of the company portion of the monthly COBRA premiums for Idera’s medical benefit plan for twelve (12) months; and (iii) twelve (12) additional months of service-based vesting (in addition to vesting determined by the actual period of service that has been completed with Idera or with Aceragen, as applicable). Such vested portion of the equity positions will be exercisable by Mr. Taylor for twelve (12) months following the Taylor Separation. In the event of a change of control, any unvested portions of equity position owned or controlled by Mr. Taylor shall, as of the closing of such transaction, accelerate and become fully vested.

Mr. Taylor will participate in Idera-sponsored employee benefit plans, including its medical, dental, vision and 401(k) plans or similar arrangements. Idera will also provide an allowance, not to exceed $2,500 per month, for the cost of the health, dental, and vision plans. Mr. Taylor will be entitled to use paid time off, in accordance with Idera policies. Mr. Taylor also will be entitled to received equity-based awards under Idera’s 2013 Stock Incentive Plan, as amended and restated.

The foregoing description of the Taylor Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Taylor Employment Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Appointment of Chief Operating Officer

On and effective as of the Effective Date, the Board approved the appointment of Daniel Salain, age 55, as Chief Operating Officer of Idera. Prior to this appointment, Mr. Salain served as Chief Operating Officer at Aceragen, a rare disease biopharmaceutical company, a position he held since June 2020. Previously, Mr. Salain was the Chief Operating Officer at Graybug Vision, Inc., clinical-stage biopharmaceutical company focused on developing medicines for ocular diseases, from December 2017 to May 2020 and was the Senior Vice President, Global Head of Manufacturing & Supply Chain at Ophthothech, a clinical-stage biotechnology company, from April 2015 to November 2017. Prior to working at Ophthothech, Mr. Salain was the Vice President of Global Operations, Manufacturing & Supply Chain at Aptalis Pharmaceuticals, a company that focused on developing products to treat gastrointestinal diseases and disorders, from 1999 to 2014. Mr. Salain has a bachelor of science degree in Chemistry and Marketing from the University of Indianapolis.

Mr. Salain has no family relationship with any of the executive officers or directors of Idera. There are no arrangements or understandings between Mr. Salain and any other person pursuant to which he was appointed as an officer of Idera.

Salain Employment Agreement

In connection with the Merger, Mr. Salain’s employment agreement with Aceragen (the “Salain Employment Agreement”), dated February 25, 2021, was assumed by Idera on the same terms as entered into by Aceragen except as otherwise described herein. Pursuant to certain approvals by Aceragen prior to the Merger, Mr. Salain’s annual base salary was increased to $400,000, effective as of the Effective Date. In addition, Mr. Salain is eligible for a discretionary annual incentive bonus, which will be determined by the Board. Additionally, the target bonus will be forty percent (40%) of Mr. Salain’s annual base salary. All other terms of the Salain Employment Agreement will remain the same.

Pursuant to the Salain Employment Agreement, if Idera terminates Mr. Salain’s employment for any reason other than Cause or Permanent Disability (each as defined by the Salain Employment Agreement) (“Salain Separation”), provided that Mr. Taylor returns all company property in his possession and executes a general release of claims in favor of Idera, Mr. Salain will be entitled to severance benefits in the form of (i) continued payment of his base salary for a period of up to twelve (12) months from the date of Salain Separation, (ii) if Mr. Salain elects to continue his health insurance coverage under COBRA payment of the company portion of the monthly COBRA premiums for Idera’s medical benefit plan for twelve (12) months and (iii) twelve additional months of service-based vesting (in addition to the vesting determined by the actual period of service that had been completed with Idera or with Aceragen, as applicable). Such vested portion of the equity positions will be exercisable by Mr. Salain for twelve (12) months following the Salain Separation. In the event of a change of control, any unvested portions of equity position owned or controlled by Mr. Salain shall, as of the closing of such transaction, accelerate and become fully vested.

Mr. Salain will participate in Idera-sponsored employee benefit plans, including its medical, dental, vision and 401(k) plans or similar arrangements. Idera will also provide an allowance, not to exceed $2,500 per month, for the cost of the health, dental, and vision plans. Mr. Salain will be entitled to use paid time off, in accordance with Idera policies. Mr. Salain also will be entitled to received equity-based awards under Idera’s 2013 Stock Incentive Plan, as amended and restated.

The foregoing description of the Salain Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Salain Employment Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference

Retention Agreements

John Kirby Retention Agreement

In accordance with the Merger Agreement, John Kirby will remain Chief Financial Officer (“CFO”) of Idera.

As of the Effective Date, Idera and Mr. Kirby entered into an employment continuation and retention bonus letter agreement (the “Kirby Employee Retention Agreement”), pursuant to which Mr. Kirby’s annual base salary will increase to $400,000, less applicable taxes and withholdings and Mr. Kirby’s current target bonus will be pro-rated to reflect the increase in annual base salary. Mr. Kirby had previously entered into an individual severance agreement with Idera based off of Idera’s form Severance and Change of Control Agreement (“Severance Agreement”), pursuant to which he is eligible to receive certain severance payments and benefits upon certain terminations of employment with Idera, including for Good Reason (as defined in the Severance Agreement). Pursuant to the Kirby Employee Retention Agreement, Mr. Kirby has agreed to waive his right to resign for Good Reason solely in connection with the closing of the Merger. The remaining terms of the Severance Agreement remain in full force and effect.

Mr. Kirby will be eligible to receive an amount in stock and/or cash with an aggregate value equal to $766,500 (the “Kirby Retention Bonus”), which will be paid in two installments. Mr. Kirby will receive fully vested shares of Common Stock in a number of shares calculated by dividing (a) one-third of the Kirby Retention Bonus by (b) the volume-weighted average price of the Common Stock based on the 20 trading days prior to the first business day that is within the next available trading window following the Effective Date under Idera’s applicable trading policies. If Mr. Kirby’s employment with Idera terminates for any reason (other than by Idera for Cause (as defined in the Severance Agreement)) prior to the six-month anniversary of the approval of the Charter Amendment Proposal and the Reverse Stock Split Proposal (the “Six-Month Anniversary”), Mr. Kirby will receive a lump sum amount in cash equal to two-thirds of the Kirby Retention Bonus, less applicable taxes and withholdings (the “Kirby Cash Retention Bonus”). If Mr. Kirby’s employment with Idera continues following such Six-Month Anniversary, or if Idera terminates Mr. Idera’s employment for Cause (as defined in the Severance Agreement) prior to such date, Mr. Kirby’s right to receive the Kirby Cash Retention Bonus will terminate.

If Mr. Kirby’s employment with Idera continues past the Six-Month Anniversary, in lieu of the Kirby Cash Retention Bonus, Mr. Kirby will receive (a) a number of restricted shares of Common Stock calculated by dividing (1) two-thirds of the Kirby Retention Bonus by (2) the volume-weighted average price per share of Common Stock based on the twenty (20) trading days prior to the date of grant, rounded down to the nearest full share (the “Restricted Stock”) or (b) a restricted cash award in an amount equal to two-thirds of the Retention Bonus, less applicable taxes and withholding (“Restricted Cash”) within 30 days of the Six Month Anniversary. The Restricted Stock or Restricted Cash will vest over two years, with 50% vesting upon the first anniversary and the remainder vesting in equal quarterly installments thereafter (each, a “Kirby Vesting Date”). Upon termination of Mr. Kirby’s employment or service with Idera for any reason prior to the final Kirby Vesting Date, Mr. Kirby will forfeit the unvested portion of the Restricted Stock or Restricted Cash, as applicable.

The foregoing description of the Kirby Employee Retention Agreement does not purport to be complete and is qualified in its entirety by reference to the Kirby Employee Retention Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Bryant Lim Retention Agreement

In accordance with the Merger Agreement, Bryant Lim will remain Senior Vice President, Chief Business Officer and General Counsel of Idera.

As of the Effective Date, Idera and Mr. Lim entered into an employment continuation and retention bonus letter agreement (the “Lim Employee Retention Agreement”), pursuant to which Mr. Lim’s annual base salary will increase to $400,000, less applicable taxes and withholdings. Further, Mr. Lim’s current target bonus will be pro-rated to reflect the increase in annual base salary. Mr. Lim and Idera previously entered into a severance agreement based off the Severance Agreement (the “Lim Severance Agreement”), pursuant to which he is eligible to receive certain severance payments and benefits upon certain terminations of employment with Idera, including for Good Reason. Pursuant to the Lim Employee Retention Agreement, Mr. Lim has agreed to waive his right to resign for Good Reason, as defined in the Lim Severance Agreement, solely in connection with the closing of the Merger. The remaining terms of the Lim Severance Agreement remain in full force and effect.

Mr. Lim will be eligible to receive an amount in stock and/or cash with an aggregate value equal to $766,500 (the “Lim Retention Bonus”), which will be paid in two installments. Mr. Lim will receive fully vested shares of Common Stock in a number of shares calculated by dividing (a) one-third of the Lim Retention Bonus, by (b) the volume-weighted average price of the Common Stock based on the 20 trading days prior to the first business day that is within the next available trading window following the Effective Date under Idera’s applicable trading policies. If Mr. Lim’s employment with Idera terminates for any reason (other than by Idera for Cause (as defined in the Lim Severance Agreement)) prior to the Six-Month Anniversary, Mr. Lim will receive a lump sum amount in cash equal to two-thirds of the Lim Retention Bonus, less applicable taxes and withholdings (the “Lim Cash Retention Bonus”). If Mr. Lim’s employment with Idera continues following the Six-Month Anniversary, or if Idera terminates Mr. Idera’s employment for Cause (as defined in the Severance Agreement) prior to such date, Mr. Lim’s right to receive the Lim Cash Retention Bonus will terminate.

If Mr. Lim’s employment with Idera continues past the Six-Month Anniversary, in lieu of the Lim Cash Retention Bonus, Mr. Lim will receive (a) Restricted Stock or (b) Restricted Cash within 30 days of the Six-Month Anniversary. The Restricted Stock or Restricted Cash will vest over two years, with 50% vesting upon the first anniversary and the remainder vesting in equal quarterly installments thereafter (each, a “Lim Vesting Date”). Upon termination of Mr. Lim’s employment or service with Idera for any reason prior to the final Lim Vesting Date, Mr. Lim will forfeit the unvested portion of the Restricted Stock or Restricted Cash, as applicable.

The foregoing description of the Lim Employee Retention Agreement does not purport to be complete and is qualified in its entirety by reference to the Lim Employee Retention Agreement, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Separation Agreement

As of the Effective Date, Idera entered into an executive transition and separation agreement (the “Soland Separation Agreement”) with Daniel Soland, who until the Effective Date served as Idera’s Senior Vice President and Chief Operating Officer. Under the Soland Separation Agreement, Mr. Soland will provide certain advisory and transition services to Idera from the Effective Date through the period of thirty (30) days following the approval of the Charter Amendment Proposal and the Reverse Stock Split Proposal. Further, Mr. Soland will receive (a) any earned and unpaid base salary through the Effective Date; (b) any earned and unpaid annual incentive bonus payable with respect to any fiscal year which ended prior to the Effective Date; (c) any accrued but unused personal time off days; (d) reimbursement for any outstanding expenses for which Mr. Soland has not been reimbursed and which are authorized and (e) any vested benefits under Idera’s employee benefit plans in accordance with the terms of such plans, as accrued through the Effective Date.

Under the terms of the Soland Separation Agreement, Mr. Soland agrees to provide certain advisory and transition services to Idera for a period of thirty days following the approval of the Merger Agreement Meeting Proposals. In consideration for his services during such a period Mr. Soland will be entitled to $500 per hour preformed for services requested by Idera in an independent contractor capacity.

In addition, provided that Mr. Soland does not revoke the Soland Separation Agreement (including the general release of claims in favor of Idera as set forth therein) and Mr. Soland continues to comply with the restrictive covenants incorporated into the Soland Separation Agreement, Mr. Soland will receive (i) a cash payment of $127,500, representing the prorated portion of the 2022 calendar year annual cash incentive award, measured at target performance, based on the period Mr. Soland was employed through the Effective Date (the prorated award will be paid in a lump sum within thirty days following the Effective Date); (ii) $459,754, payable in substantially equal installments over the twelve (12)-month period starting on the first payroll date following the closing of the merger; and (iii) fully vested shares of Common Stock equal to a number of shares, calculated by dividing $500,000 based on the volume-weighted average price of Common Stock on the twenty days prior to the grant date, rounded down to the nearest full share (to be granted as soon as practicable, but in no event more than thirty (30) days following the approval of the Charter Amendment Proposal and the Reverse Stock Split Proposal).

The foregoing description of the Soland Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Soland Separation Agreement, which is filed as Exhibit 10.6 to this Current Report on Form 8-K and incorporated herein by reference.

Resignation of Directors

In accordance with the Merger Agreement, on the Effective Date, immediately prior to the effective time of the Merger (the “Effective Time”), Dr. Mark Goldberg and Ms. Carol Schafer resigned from the Board. Dr. Goldberg had been the chair of the Science and Technology Committee and a member of the audit committee. Ms. Schafer had been the chair of the audit committee and a member of the nominating & corporate governance committee. The resignations were not the result of any disagreements with Idera relating to the Idera’s operations, policies or practices.

Appointment of Directors

In accordance with the Merger Agreement, effective immediately after the Effective Time, Mr. Taylor and Mr. Ronald Wooten were appointed to the Board as directors.

Ronald Wooten, age 63, will serve as a non-employee director of Idera. Prior to the closing of the Merger, Mr. Wooten served as a member of the board of directors of Aceragen since May 2021. Mr. Wooten has been a partner of NovaQuest Capital Management, L.L.C., an investment firm that focuses on the biopharmaceutical sector, since its inception in November 2010. Since 2010, Mr. Wooten has been a member of the investment committee of NovaQuest Pharma Opportunities Fund III, NovaQuest Pharma Opportunities Fund IV, NovaQuest Pharma Opportunities Fund V, NovaQuest Private Equity Fund I and NovaQuest Animal Health Fund I. From 2000 until November 2010, he was president for the NovaQuest business unit of Quintiles Inc., a contract research company. Mr. Wooten was previously Executive Vice President at Quintiles and served on its board of directors from January 2008 to November 2010. Mr. Wooten’s previous experience includes nine years with First Union Securities, where he served as a Managing Director of Investment Banking. Mr. Wooten holds a B.A. degree in Chemistry from the University of North Carolina at Chapel Hill and an M.B.A. from Boston University.

Mr. Wooten will receive the same benefits and compensation as other non-employee directors of Idera pursuant to Idera’s non-employee director compensation policy, as described on page 11 of Idera’s definitive proxy statement on Schedule 14A filed with the SEC on April 29, 2022. There are no arrangements or understandings between Mr. Wooten and any other person pursuant to which he was appointed as a non-employee member of the Board.

Board Committees

Audit Committee

In connection with the closing of the Merger, Dr. Maxine Gowen, Mr. Michael Dougherty, and Mr. Wooten were appointed to the audit committee of the Board, and Mr. Dougherty was appointed the chair of the audit committee.

Compensation Committee

In connection with the closing of the Merger, Dr. Gowen and Dr. Cristina Csimma were appointed to the compensation committee of the Board, and Dr. Gowen was appointed the chair of the compensation committee.

Nominating and Corporate Governance Committee

In connection with the closing of the Merger, Dr. Csimma and Mr. Dougherty were appointed to the nominating and corporate governance committee of the Board, and Dr. Csimma was appointed the chair of the nominating and corporate governance committee.

Special Transaction Committee

In connection with the closing of the Merger, Mr. Milano and Mr. Taylor were appointed to the special transaction committee of the Board.

Indemnification Agreements

In connection with Mr. Taylor’s and Mr. Wooten’s appointment as directors, Mr. Taylor’s appointment as CEO, and Mr. Salain’s appointment as Chief Operating Officer, each of Mr. Taylor, Mr. Wooten, and Mr. Salain will enter into Idera’s standard form of director and officer indemnification agreement, a copy of which was filed as Exhibit 10.7 hereto.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series Z Preferred Stock

On the Effective Date, Idera filed a Certificate of Designation of Preferences, Rights and Limitations of Series Z Non-Voting Convertible Preferred Stock with the Secretary of State of the State of Delaware (the “Series Z Certificate of Designation”) in connection with the Merger referenced in Item 1.01 above. The Series Z Certificate of Designation provides for the issuance of shares of Series Z Preferred Stock.

Holders of Series Z Preferred Stock are entitled to receive dividends on shares of Series Z Preferred Stock equal to, on an as-if-converted-to-Common-Stock basis, and in the same form and manner as, dividends actually paid on shares of Common Stock. Except as otherwise required by law, the Series Z Preferred Stock does not have voting rights. However, as long as any shares of Series Z Preferred Stock are outstanding, Idera will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series Z Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series Z Preferred Stock, (b) alter or amend the Series Z Certificate of Designation, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series Z Preferred Stock, (d) issue further shares of Series Z Preferred Stock or increase the number of authorized shares of Series Z Preferred Stock, (e) prior to the stockholder approval of the Conversion Proposal or at any time while at least 30% of the originally issued Series Z Preferred Stock remains issued and outstanding, consummate a Fundamental Transaction (as defined in the Series Z Certificate of Designation) or any merger or consolidation of Idera with or into another entity or any stock sale to, or other business combination in which the stockholders of Idera immediately before such transaction do not hold at least a majority of the capital stock of Idera immediately after such transaction, or (f) enter into any agreement with respect to any of the foregoing. The Series Z Preferred Stock shall rank on parity with the Common Stock as to distributions of assets upon liquidation, dissolution or winding up of Idera, whether voluntarily or involuntarily.

Following stockholder approval of the Conversion Proposal, each share of Series Z Preferred Stock then outstanding shall automatically convert into a number of shares of Common Stock equal to the Conversion Ratio (as defined in the Series Z Certificate of Designation), subject to certain limitations, including that Idera shall not effect any conversion of shares of Series Z Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more 19.99% of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion. Under the terms of the Merger Agreement, Idera has agreed to use reasonable best efforts to call and hold the Special Meeting to obtain the requisite approval for the conversion of all outstanding shares of Series Z Preferred Stock issued in the Merger into shares of Common Stock, as required by the listing rules of The Nasdaq Stock Market LLC, within 90 days after the date of the Merger Agreement and, if such approval is not obtained at the Special Meeting, to seek to obtain such approval at an annual or special stockholders meeting to be held at least every six months thereafter until such approval is obtained, which would be time consuming and costly. If Idera’s stockholders do not timely approve the conversion of the Series Z Preferred Stock, then the holders of Series Z Preferred Stock may, commencing six months following the Effective Date, be entitled to require Idera, subject to the approval of the holders of Series X Preferred Stock, to settle their shares of Series Z Preferred Stock for cash at a price per share equal to the then-current fair value of the Series Z Preferred Stock, as described in the Series Z Certificate of Designation.

The foregoing description of the Series Z Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Series Z Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Series X Preferred Stock

On the Effective Date, Idera filed a Certificate of Designation of Preferences, Rights and Limitations of the Series X Preferred Stock with the Secretary of State of the State of Delaware (the “Series X Certificate of Designation”) in connection with the Merger referenced in Item 1.01 above. The Series X Certificate of Designation provides for the issuance of shares of Series X Preferred Stock.

Holders of Series X Preferred Stock are entitled to receive distributions on shares of Series X Preferred Stock as set forth in (a) that certain Stock and Warrant Purchase Agreement dated as of March 24, 2021, by and among Aceragen and the other parties thereto, as amended by that Amendment, dated October 25, 2021, and as such agreement may be amended from time to time (the “Purchase Agreement”), and (b) that certain Sales Distribution and PRV Agreement dated as of October 25, 2021, by and among Aceragen and the other parties thereto, as such agreement may be amended from time to time (the “PRV Agreement” and any such distributions under the Purchase Agreement and the PRV Agreement, the “Preferred Distributions”), prior and in preference to any declaration or payment of any other distribution or dividend (other than dividends on shares of Common Stock payable in shares of Common Stock).

Pursuant to the terms and conditions of the Purchase Agreement and the PRV Agreement, Aceragen must make a distribution to holders of Series X Preferred Stock in the event either (i) Aceragen receives any proceeds from the sale of a priority review voucher granted by the United States Federal Drug Administration in connection with regulatory approval of a ACG-801 (recombinant human acid ceramidase) or ACG-701 (sodium fusidate) product (each, a “Product”) or (ii) Aceragen does not receive such a priority review voucher or does not complete a priority review voucher sale within a certain period after receipt. In addition, Aceragen agreed to make net sales distributions to holders of Series X Preferred Stock based upon future net sales of the Products under the Purchase Agreement and the PRV Agreement. Upon a Change of Control (as defined in the Purchase Agreement or PRV Agreement) or Product Divestiture (as defined in the PRV Agreement) of a ACG-701 (sodium fusidate) product, Aceragen may, and NovaQuest may require Aceragen to, redeem the Series X Preferred Stock at a price equal to the fair market value thereof or make certain other distributions to the holders of Series X Preferred Stock, in each case as further described in the Purchase Agreement and PRV Agreement.

Except as otherwise required by law, the Series X Preferred Stock does not have voting rights. However, as long as any shares of Series X Preferred Stock are outstanding, Idera will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series X Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series X Preferred Stock, (b) alter or amend the Series X Certificate of Designation, (c) amend its certificate of incorporation or other charter documents in any manner that adversely alters or affects any rights of the holders of Series X Preferred Stock, (d) issue further shares of Series X Preferred Stock or increase or decrease the number of authorized shares of Series X Preferred Stock or any additional classes or series of capital stock unless the same ranks junior to the Series X Preferred Stock, (e) create or authorize the creation of any capital stock unless such capital stock is junior in rights, preferences and privileges to the Series X Preferred Stock or (f) purchase or redeem any shares of the Company’s capital stock, subject to certain exceptions. The Series X Preferred Stock shall rank senior to the Series Z Preferred Stock, Idera's existing Series A Convertible Preferred Stock and Common Stock as to distributions of assets upon liquidation, dissolution or winding up of Idera, whether voluntarily or involuntarily.

The foregoing description of the Series X Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Series X Certificate of Designation, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: uses of proceeds; projected cash runways; future product development plans; and stockholder approval of the conversion rights of the Series Z Preferred Stock. The use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar words expressions are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on Idera’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, clinical results and other future conditions. There are a number of important factors that could cause Idera's actual results to differ materially from those indicated or implied by such forward-looking statements including, without limitation: whether Idera will be able to successfully integrate the Aceragen operations and realize the anticipated benefits of the acquisition of Aceragen; whether Idera is able to resolve the clinical hold affecting the ACG-801 program; whether Idera’s stockholders approve the conversion of the Series Z Preferred Stock and the required cash payment of the then-current fair value of the Series Z Preferred Stock if such approval is not provided; whether Idera’s cash resources will be sufficient to fund Idera’s continuing operations and the newly acquired Aceragen operations, including the liabilities of Aceragen incurred in connection with the completion of the Merger; whether Idera’s products will advance into or through the clinical trial process when anticipated or at all or warrant submission for regulatory approval; whether such products will receive approval from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies; whether, if Idera’s products receive approval, they will be successfully distributed and marketed; whether Idera’s collaborations will be successful; and whether Idera will be able to comply with the continued listing requirements of the Nasdaq Capital Market. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. Idera may not actually achieve the forecasts disclosed in such forward-looking statements, and you should not place undue reliance on such forward-looking statements. Such forward-looking statements are subject to a number of material risks and uncertainties including but not limited to those set forth under the caption “Risk Factors” in Idera’s most recent Annual Report on Form 10-K filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in its subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Neither Idera, nor any of its affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing Idera’s views as of any date subsequent to the date hereof.

Important Additional Information and Where to Find It

Idera Pharmaceuticals, Inc., its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Idera Pharmaceuticals’ stockholders in connection with the matters to be considered at Idera Pharmaceuticals 2022 Special Meeting of Stockholders. Information regarding the names of Idera Pharmaceuticals’ directors and executive officers and their respective interests in Idera Pharmaceuticals by security holdings or otherwise can be found in Idera Pharmaceuticals’ proxy statement for its 2022 Annual Meeting of Stockholders, filed with the SEC on April 29, 2022. To the extent holdings of Idera Pharmaceuticals’ securities have changed since the amounts set forth in Idera Pharmaceuticals’ proxy statement for the 2022 Annual Meeting of Stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov. Idera Pharmaceuticals intends to file a proxy statement and accompanying proxy card with the SEC in connection with the solicitation of proxies from Idera Pharmaceuticals stockholders in connection with the matters to be considered at Idera Pharmaceuticals’ 2022 Special Meeting of Stockholders. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in Idera Pharmaceuticals’ proxy statement for its 2022 Special Meeting, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING PROXY CARD AND ANY AMENDMENTS AND SUPPLEMENTS THERETO AS WELL AS ANY OTHER DOCUMENTS FILED BY IDERA PHARMACEUTICALS WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain copies of the proxy statement, any amendments or supplements to the proxy statement, the accompanying proxy card, and other documents filed by Idera Pharmaceuticals with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of Idera Pharmaceuticals’ corporate website at https://ir.iderapharma.com/ or by contacting Idera Pharmaceuticals’ Investor Relations at Idera Pharmaceuticals, Inc., 505 Eagleview Blvd., Suite 212 Exton, Pennsylvania 19341 or by calling Idera Pharmaceuticals’ Investor Relations at (877) 888-6550.

Item 9.01 – Financial Statements and Exhibits.

(a) Financial statements of businesses or funds acquired.

Idera intends to file financial statements required by this Item 9.01(a) under the cover of an amendment to this Current Report on Form 8-K no later than seventy-one (71) calendar days after the date on which this Form 8-K was required to be filed.

(b) Pro forma financial information.

Idera intends to file the pro forma financial information that is required by this Item 9.01(b) under the cover of an amendment to this Current Report on Form 8-K no later than seventy-one (71) calendar days after the date on which this Form 8-K was required to be filed.

(d) Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated September 28, 2022, by and among Idera Therapeutics, Inc., Bell Merger Sub I, Inc., Bell Merger Sub II, LLC and Aceragen, Inc. (1)
3.1	Certificate of Designations of Series Z Non-Voting Convertible Preferred Stock.
3.2	Certificate of Designations of Series X Preferred Stock.
10.1†	Executive Transition and Separation Agreement by and among Vincent Milano and Idera Pharmaceuticals, Inc., dated September 28, 2022.
10.2†	Letter Agreement by and among John Taylor and Aceragen, Inc., dated February 25, 2021.
10.3†	Letter Agreement by and among Dan Salain and Aceragen, Inc., dated February 25, 2021.
10.4†	Employment Continuation and Retention Bonus Letter Agreement by and among John Kirby and Idera Pharmaceuticals, Inc., dated September 28, 2022.
10.5†	Employment Continuation and Retention Bonus Letter Agreement by and among Bryant Lim and Idera Pharmaceuticals, Inc., dated September 28, 2022.
10.6†	Executive Transition and Separation Agreement by and among Daniel Soland and Idera Pharmaceuticals, Inc., dated September 28, 2022.
10.7	Form of Director and Officer Indemnification Agreement, incorporated by reference to Exhibit 10.1 to Idera’s Form 10-Q filed with the SEC on May 4, 2017.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

† Management Compensation Agreement

(1)	Schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Idera agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request; provided, however, that Idera may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2022	IDERA PHARMACEUTICALS, INC.

	By:	/s/ Bryant D. Lim
Bryant D. Lim, Chief Business Officer and General Counsel